Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Allurion Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	9,482,468(2)	$3.39(3)	$32,145,566.52	0.0001476	$4,744.69

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$32,145,566.52		$4,744.69

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$4,744.69

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Allurion Technologies, Inc. (the “Company”) as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)

Includes 35,511 shares of Common Stock previously issued by the Company to Chardan Capital Markets LLC (“Chardan”) and 9,446,957 shares of Common Stock that are available to be issued and sold by the Company to Chardan from time to time at the Company’s election pursuant to a ChEF Purchase Agreement, dated as of December 18, 2023, between the Company and Chardan, subject to satisfaction of the conditions set forth therein.

(3)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of Common Stock on the New York Stock Exchange on December 14, 2023. This calculation is in accordance with Rule 457(c) of the Securities Act.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A